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In the United States Court of Federal Claims
Case No. 93-531C FOR PUBLICATION
REISSUED FOR PUBLICATION: August 16, 2013
Filed UNDER SEAL:  August 6, 2013

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* AMBASE CORPORATION AND             * CARTERET BANCORP, INC.,                 *
*
Plaintiffs,                                                        *
*    Motion to Vacate, Motion for Further
And                                                                      *    Relief, Winstar-related case
* THE FEDERAL DEPOSIT INSURANCE * CORPORATION,                                         *
*
Plaintiff-Intervenor,                                                        *
*
v.                                                                                    *
*
THE UNITED STATES.                                                                                    *
*
Defendant.                                                        *
*
* * * * * * * * * * * * * * * * * * * * * * * * *

Charles J. Cooper, with whom were Vincent J. Colatriano, and David H. Thompson, of Cooper & Kirk, PLLC, Washington, D.C., for Plaintiff.

John M. Dorsey III, Federal Deposit Insurance Corporation, Washington, D.C., for Plaintiff-Intervenor.

David A. Levitt, Attorney, Civil Division, Department of Justice, Washington, D.C., with whom were, Stuart  F.  Delery  Assistant Attorney General, Jeanne  E. Davidson, Director, and Scott D. Austin, Assistant Director.

OPINION and ORDER SMITH, Senior Judge.
Before the Court are two separate motions that have been filed in this settled Winstar-related case.   In the first motion, the parties request this Court to vacate its August 31, 2011 Opinion and Order based upon the ground of mootness. In the second motion, Plaintiff AmBase Corporation requests a tax gross-up in the amount of

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$500,729.00 for the monies it paid to the Internal Revenue Service (IRS) on the income Plaintiff  reported  on  its  2012  Federal  tax  return.   In  its  response  and  during  oral argument, the Government conceded that AmBase is entitled to the immediate payment of this amount and the Court has issued an Order directing the Government to pay AmBase this amount. The question remains, however, whether AmBase is entitled to a tax gross upon this amount.

For the reasons set forth below, the Court hereby DENIES the Joint Motion to Vacate and DENIES IN PART AND GRANTS IN PART Plaintiff's Motion for Further Relief.

I. Facts

This case arises out of agreements between FHLBB and Carteret Bancorp, Inc. (Carteret) during the savings and loan crisis in the 1980s. The multitude of failing thrifts during the crisis prompted government regulators to approach healthy institutions to acquire failing thrifts, thereby relieving the Federal Savings and Loan Insurance Corporation's (FSLIC) insurance fund. As an inducement, the Government offered to relax capital requirements by permitting accounting of supervisory goodwill. In 1989, Congress enacted the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) which eliminated supervisory goodwill as a component of capital. As a result, many healthy institutions carrying supervisory goodwill on their books were unable to meet capital requirements and were seized by regulators.

Carteret, a healthy savings and loan association at the time, entered into supervisory mergers with Barton and Delray in 1982 and First Federal and Mountain Security in 1986. Carteret thereafter became a wholly-owned subsidiary of Ambase Corporation, which was ultimately seized by regulators in 1992.

Plaintiffs, the shareholders of Carteret Bancorp and AmBase Corporation and Plaintiff-Intervenor, the Federal Deposit Insurance Corporation (FDIC), as receiver and successor to the rights of Carteret Savings Bank, F.A., brought suit against the United States for breach of contract.   In its 2003 liability opinion, this Court found that the Federal Home Loan Bank Board (FHLBB) entered into agreements with Carteret that permitted Carteret to count supervisory goodwill towards its capital requirements and that contracts arose between Carteret and the FHLBB concerning the Barton, Delray, First Federal,  and  Mountain  Securities  Transactions,  which  were  breached  by  the government's enforcement of FIRREA.   AmBase Corp. v. United States, 100 Fed. Cl.
548, 552 (2011).

A. 2004 Ruling and Order: Review of Receivership Deficit

In Bailey v. United States, 341 F.3d 1342 (Fed. Cir. 2003), the United States Court of Appeals for the Federal Circuit held that the amount of damages recoverable by shareholder-plaintiffs must be reduced by the amount of the receivership deficit. Accordingly, the Plaintiffs here, concerned that the size of the receivership deficit would

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grow to exceed the value of the thrift at the time of the Government's breach, filed a motion for this Court to review the FDIC's administration of the Carteret receivership when determining the value of damages to be awarded. The Government asserted that the FDIC Act, in particular 12 U.S.C. § 1281(d)(13)(D), prevented this Court from reviewing the FDIC's management of a receivership or any of its actions as a receiver. This Court ruled on August 31, 2004, that it had subject matter jurisdiction to review the deficit to permit inclusion of only those costs legitimately part of the receivership deficit. AmBase Corp. v. United States, 61 Fed. Cl. 794 (2004) (hereinafter 2004 Order).

B. Slattery: Award Net of Receivership Deficit

In Slattery v. United States, 583 F.3d 800 (Fed. Cir. 2009), the Federal Circuit upheld this Court's ruling that damages be paid net of receivership claims and outside the statutory distribution scheme in 12 U.S.C. § 1281(d)(11). In Slattery, the Government similarly permitted the defunct institution to rely on supervisory goodwill to enable it to meet its capital requirements while acquiring a soon to be insolvent thrift. Accordingly, in finding that this Court acted within its discretion to award damages to the Plaintiffs, net of  receivership deficit, the Federal Circuit  explained  that  the  "FDIC's  asserted charges for administering the bank after its seizure shall not be charged to the damages award, for these charges were the consequence of FDIC's breach. This ruling . . . is directed at assuring the integrity of the judgment for breach of contract." Slattery v. United States, 583 F.3d at 825.

C. Appeal and Settlement

On August 31, 2011, this Court entered final judgment, awarding lost value expectancy damages, net of receivership deficit, in the amount of $205,013,000.00, plus tax gross-up, if applicable. In its damages opinion, this Court explained that Ambase was entitled to damages net of receivership deficit because here, as in Slattery, the receivership administration costs were a result of the government's breach of contract and, therefore, liable for the receivership deficit. AmBase v. United States, 100 Fed. Cl.
548 (2011) (hereinafter 2011 Order).

In December 2011 and January 2012, the parties filed notices of appeal and cross appeals. The parties subsequently entered into a settlement agreement, which this Court approved on October 11, 2012.1      The settlement agreement resolved all outstanding

1 At the settlement conference, Judge Smith stated: "I don't believe it is appropriate to vacate prior decisions of the Court.  I see them not as my decisions, but once they have left my pen, they are decisions in the body of law which I don't have a right to change at that point. . . . So that's the only part that I have a problem with on the settlement." Transcript of Settlement Conference at 4, No. 93-531C.  The parties stated that they understood the Court would likely deny the motion for vacatur, but wished for the Court to approve the settlement notwithstanding. Mr. Levitt, on behalf of the Government, stated: "we think the settlement is fair to all parties and litigation has gone on long

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claims among the parties and the parties filed a joint motion in the Federal Circuit to dismiss the appeal and cross appeals. Thereafter, the Federal Circuit dismissed the appeals.   In addition, the parties jointly filed the instant motion to vacate this Court's
2004 Order upon the ground of mootness.

D. Settlement Agreement

With regard to the tax gross-up, the Settlement Agreement states that AmBase is entitled to a tax gross-up "if and when any federal taxes should be imposed on the Settlement Agreement." Settlement Agreement ¶ 4.   Additionally, the Settlement Agreement states that AmBase would not be reimbursed for any "non-federal taxes on the Settlement Agreement," id. ¶ 5, and "is intended to completely and finally resolve all remaining claims and disputes between AmBase, the FDIC-R and the United States arising from or related to any breach of contract between Carteret and the United States." Id.

E. AmBase 2012 Tax Return

AmBase included the settlement proceeds of $180,650,000.00 as other income on its 2012 tax return. In order to lower its taxable income on its 2012 tax return, AmBase used available Net Operating Losses (NOLs) in tax assets to help shield it from the possibility of owing approximately $63 million in tax liability for their 2012 tax year. Despite these deductions, under the Alternative Minimum Tax (AMT), AmBase owed and paid $500,729.00 in taxes on March 15, 2013 as a result of the receipt of the settlement proceeds.

II. Motion to Vacate

The parties are before the Court requesting it to vacate its 2004 Order which ordinarily this Court may do under Rule 60(b)(6) of the Rules of the United States Court of Federal Claims ("RCFC"). Under RCFC 60(b)(6), a court may vacate a party from a final judgment whenever appropriate to accomplish justice.   See Liljeberg v. Health Servs. Acquisition Corp., 486 U.S. 847 (1988). In general, a judgment is final if "it is not tentative, provisional, or contingent and represents the completion of all steps in the adjudication of the claim by the court." Restatement (Second) of Judgments § 13 (1982). However, in this case, because the Order the parties seek to vacate is non-final, the parties contend that RCFC 60(b)(6) does not apply, but instead, the parties argue that the Court has "inherent power" to vacate the non-final order.   The parties rely on Massachusetts Institute of Technology v. United States, 75 Fed. Cl. 129 (2007) for this proposition.

In Massachusetts  Institute  of  Technology  (MIT), the Court found that it had
"inherent power" to vacate a non-final order based upon courts' "analogous 'inherent enough so that the government is ready to discharge the judgment through this settlement." Id. at 4.

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powers.'" Id. at 131. Although this Court would agree with this holding, it is also clear to the Court that MIT is distinguishable from the present case because in MIT, vacatur occurred prior to the entry of a final judgment. In the case at bar, however, the parties are requesting vacatur after final judgment has been entered. Therefore, this Court holds that its authority, if any, to vacate the 2004 Order derives from RCFC 60(b) rather than its "inherent power."

The Court, however, is not without direction for its holding as the issue of vacatur has been addressed by the Supreme Court in United States Bancorp Mortgage Co. v. Bonner Mall Partnership, 513 U.S. 18 (1994).   In Bancorp, the Court held that the parties' settlement, absent extraordinary circumstances, is insufficient to entitle the losing party to the "extraordinary remedy" of vacatur. Id. at 26. In so holding, it emphasized adherence to the equitable tradition of vacatur, distinguishing between judgments whose review is "prevented through happenstance" and those whose review is prevented by circumstances attributable to the losing party. Id. at 25. Accordingly, it found that "[w]here mootness results from settlement . . . the losing party has voluntarily forfeited his legal remedy by the ordinary process of appeal or certiorari, thereby surrendering his claim to the equitable remedy of vacatur." Id.

Bancorp interpreted the power of federal appellate courts under 28 U.S.C. § 2106 to vacate judgments of subordinate courts in the federal system. Thus, some courts have disputed whether Bancorp's holding extends to vacatur at the district court level. Divergence from Bancorp, however, has tended to arise in vacatur of non-final orders under the district court's "inherent power" to modify judgments at any time prior to entry of a final judgment. This Court is unaware of a published Federal Circuit decision that directly addresses this issue, but finds Bancorp particularly applicable to the decision in this case.

It is well established that relief under RCFC 60(b)(6) is available only in "extraordinary circumstances," see Fiskars, Inc. v. Hunt Mfg. Co., 279 F.3d 1378 (Fed. Cir. 2002), which does not include the "voluntary, deliberate, free, untrammeled choice
. . . not to appeal."   Ackermann v. United States, 340 U.S. 193 (1950).   Accordingly, courts have found Bancorp's considerations equally relevant to vacatur at the district court level. See Valero Terrestrial Corp. v. Paige, 211 F.3d 112 (4th Cir. 2000); Agee v. Paramount Communications, Inc., 932 F.Supp. 85 (S.D. N.Y. 1996). In Ohio Willow Wood Co. v. Thermo-Ply, Inc., 629 F.3d 1374 (Fed. Cir. 2011), the Federal Circuit granted the parties' joint motion to remand the appeals so the district court could consider the parties' vacatur motion. Judge Moore wrote separately to advise that "[t]his remand should not, however, be construed as an imprimatur on the joint vacatur motion. The Supreme Court in [Bancorp] held that 'mootness by reason of settlement does not justify vacatur of a judgment under review. . . . The Court made clear that . . . [o]nly in exceptional circumstances should a district court grant vacatur at the request of the litigants.'" Id.

The parties argue that this Court's 2011 Order, rather than settlement, caused the mootness in this case and, as such, vacatur is required by United States v. Munsingwear,

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Inc., 340 U.S. 36 (1950).   The Court disagrees.   Mootness refers to the absence of an Article III case or controversy.  In Munsingwear, the appellate court was deprived of jurisdiction when the regulation that the United States sought to enforce, by way of an injunction, was no longer applicable to the commodities at issue.  Id. at 37.  The parties equate the unavailability of review of a final judgment to the unavailability of review of a non-final order that, because it was not "material" to the final judgment, may not be reviewed on appeal.  While appellate jurisdiction may be lacking in both cases, the latter is distinguishable because the non-final order, being non-material to the final judgment, has no res judicata or collateral estoppel effect.  Restatement (Second) of Judgments § 27. In this case, it was the parties' settlement, rather than the 2011 Order, that mooted the Article III case or controversy.  Thus, in deciding the present motion, this Court considers whether  the  parties'  have  demonstrated  "exceptional  circumstances,"  justifying  a departure from the general rule that vacatur in connection with settlement is inappropriate.2

In Kaw Nation v. Norton, 405 F.3d 1315 (Fed. Cir. 2005), the Federal Circuit, in applying Bancorp, determined that "any appraisal of whether exceptional circumstances warrant vacatur requires a balancing of the equities and in particular, a weighing of the public interest in preserving 'the orderly operation of the federal judicial system' versus the private interests of the parties seeking vacatur." Id. at 1323-24. The Federal Circuit drew guidance in that case from the First Circuit, which in Motta v. Director of I.N.S., 61
F.3d 117 (1st Cir. 1995), found no appreciable harm to the orderly operation of the federal judicial system where the court, rather than the appellant, suggested settlement conditioned on vacatur as a means of accommodating the interests of both parties, the remedy would give the appellee the certainty of not being deported, and, due to its involvement in the proceedings, the "Bancorp Court's concern about giving parties undue control over judicial precedents" was not implicated.  Id. at 118.

The parties argue that their "interest in enjoying the fruits of the Settlement Agreement clearly outweighs any public interest in the 'orderly operation of the federal judicial system.'"   Parties' Brief at 9.   This argument, however, runs counter to Bancorp's presumption that the "public interest requires those demands [of orderly procedure] to be honored when they can." 513 U.S. at 28. Specifically, the Court in Bancorp explained that "[t]o allow a party who steps off the statutory path to employ the secondary remedy of vacatur as a refined form of collateral attack on the judgment–quite apart from any considerations of fairness to the parties—disturb the orderly operation of the federal judicial system." 513 U.S. at 27. Accordingly, the burden is on the parties to articulate an exceptional circumstance, which prevents the demands of orderly procedure

2 In Bancorp, the Court noted that "mootness by reason of settlement does not justify vacatur of a judgment under review. . . . That is not to say that vacatur can never be granted when mootness is produced in that fashion.  As we have described, the determination is an equitable one, and exception circumstances may conceivable counsel in favor of such a course."  513 U.S. at 29.

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from being honored.  The parties' interest in "enjoying the fruits of their settlement," is therefore patently insufficient.3

The parties further contend that because the 2004 Order was "based on a later disavowed assumption, it is unlikely to provide value to the legal community." As such, the public interest in the "orderly operation of the federal judicial system" does not require saving.   Parties' Brief at 9.   Not only is this argument unavailing because the ruling in 2004 Order has been of value to the legal community,4 see Slattery, 583 F.3d at
825, it more importantly does nothing to reconcile Bancorp's requirement for the Government, as the party seeking relief from the status quo, to demonstrate "equitable entitlement to the extraordinary remedy of vacatur." See Bancorp, 513 U.S. at 26. The parties' arguments in this case fail to meet that burden.

III. Motion for Further Relief

The parties in this case entered into a Settlement Agreement in which they agreed that "AmBase is entitled to a tax gross-up in an amount to be determined if and when any federal taxes should be imposed on the settlement amount." Settlement Agreement ¶ 4. AmBase Corporation has now paid taxes on the settlement amount and the question before the Court is whether AmBase is entitled to a gross-up on the amount of taxes paid.

The Government does not disagree that it must pay AmBase for the $500,729.00 tax payment AmBase made on March 15, 2013. However, the Government does disagree with AmBase that this Court should order, at this time, either that AmBase may seek additional tax gross-ups if and when it incurs additional taxes on the gross-up award, or alternatively, that "AmBase is entitled to compensation for NOLs in the event it pays tax that would have been avoided by use of the NOLs consumed in connection with shielding the settlement proceeds."  AmBase Motion at 10; Def. Br. at 7.

A.      AmBase is Entitled to Recover Future Tax Payments Resulting from the Tax
Gross-Up

A "settlement agreement is a contract . . . and its interpretation is a matter of law." Mays v. United States Postal Serv., 995 F.2d 1056, 1059 (Fed. Cir. 1993).   Therefore, when interpreting a settlement agreement the Court must look to the "plain meaning of its

3 The possibility that its un-reviewed decision in the 2004 Order will be used persuasively by the FDIC's opponents in future litigation does not create a particular hardship for the FDIC. The FDIC is free at that point in time to argue that the Court's legal conclusions were incorrect.

4 Even where a judgment's persuasive value is limited, the public interest is harmed by vacatur of judgments that are not truly defective.  As explained in Reidell v. United States, 47 Fed. Cl. 209 (2000), the United States, a repeat litigant in the Court of Federal Claims, may use vacatur in connection with settlement as a technique to eradicate unfavorable decisions.  Id. at 213.

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express terms."   Barron BancShares, Inc. v. United States, 366 F.3d 1360, 1375 (Fed. Cir. 2004). As stated above, the settlement agreement clearly indicates that the parties agreed to a "tax gross-up on federal taxes imposed on the settlement amount." Settlement Agreement ¶ 4. It is further clear that AmBase "after taking deductions that it is required to use to offset the $180,650,000 in reported taxable income . . . [it] owed and paid $500,729 in federal taxes." AmBase Motion at 9. The Government argues that this statement coupled with the Settlement Agreement language "federal taxes imposed on the settlement amount" limits AmBase to the taxes paid on the "settlement amount" and not possible future year taxes on the gross-up award. Def. Br. at 7. The Government argues that there was no intention of the parties to impose a gross-up on gross-up awards. In short, the Government submits that the intention of the gross-up was only for the original settlement amount.

However, it is clear to the Court that the plain language of the Settlement Agreement and the very purpose of the gross-up provision provide not only for the tax on settlement proceeds, but also the follow-on tax consequences to its initial payment. The plain meaning and purpose of a tax gross-up is "to make the non-breaching party whole and to reflect after-tax harm." AmBase Corp.v. United States, 100 Fed. Cl. 548, 578 (2011) (citing Home Sav. of Am., FSB v. United States, 399 F.3d 1341, 1356 (Fed. Cir.
2005)); Anchor Sav. Bank, FSB v. United States, 81 Fed. Cl. 1, 134 (2008), aff'd in relevant part, 597 F.3d 1356 (Fed. Cir. 2010) ("to make the award tax neutral"). Thus, unless a gross-up compensates for its own tax effects, it does not make the non-breaching party whole again. Therefore, AmBase is entitled to a tax gross-up, if and when a tax is applied to the original tax gross-up.

Furthermore, in Anchor Savings Bank, this Court noted that "[t]he Federal Circuit has embraced th[e] concept" of "an adjustment . . . to the [damages] award to 'zero out' the ultimate tax liability attributable to [compensation for lost money that would not otherwise have been taxable]." 81 Fed. Cl. at 134 (citing Home Sav. of Am., 399 F.3d at
1356).   In fact, this Court has consistently held that two components are necessary to make plaintiffs whole: (1) the amount of the tax consequences resulting from taxation of the damages award plus (2) the tax consequences of receiving the first component. See, e.g., Am. Fed. Bank v. United States, 72 Fed. Cl. 586 (2006), aff'd, 295 F.App'x 368 (Fed Cir. 2008); Anchor Sav. Bank, 81 Fed. Cl. 1, 135, aff'd in relevant part, 597 F.3d 1356; Long Island Sav. Bank, FSB v. United States, 67 Fed. Cl. 616 (2005), rev'd on other grounds, 503 F.3d 1234 (Fed. Cir. 2007). Thus, these decisions demonstrate that gross- ups are not limited to the tax charged on the initial amount awarded. Whether the gross- up on the gross-up would occur in this case is purely speculative and uncertain at this time.   The IRS has not yet completed its audit.   AmBase has not made any taxable income at this time. These factors make it impossible for the Court to come to a final resolution because the facts are uncertain and speculative.5     Therefore, either party is entitled to file additional Rule 60(b) motions if, and when, the facts justify.

5 AmBase has made the argument that state taxes should be included in its calculations. As the Settlement Agreement specifically precludes compensation for "non-federal taxes on the Settlement Amount," Settlement Agreement ¶ 5, the plain meaning of the

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B. AmBase's Arguments that it is Entitled to Compensation for the Value of the
Tax Assets it Used to Shield the Settlement is Premature

AmBase argues that it is entitled to compensation for the value of the tax assets it used to shield the settlement. Specifically, it argues, but for the imposition of federal tax, AmBase would have the full complement of tax assets (some $180 million of tax assets minus $1 million of NOLs that were expiring in 2012) available to shield future income from tax. Thus, AmBase argues, if it does not have an opportunity to recover the value of these tax assets, it will have been materially injured by the Government's imposition of tax.

Although AmBase makes a good argument with regard to this issue, the Court cannot make a finding at this time. The possible outcomes are too speculative on the factual record before the Court. In order for any of this to be relevant, AmBase would first have to generate income. Because AmBase is not generating income at this time, the issue is premature. Again, however, either party is entitled to file additional Rule 60(b) motions if, and when, the facts justify it.

IV. Conclusion

For the reasons set forth above, the Court hereby DENIES the Joint Motion to Vacate and DENIES IN PART AND GRANTS IN PART Plaintiff's Motion for Further Relief.

It is so ORDERED.

s/Loren A. Smith                                         LOREN A. SMITH Senior Judge

agreement precludes state taxes from being included in any possible future gross-up calculations.
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